Testing the Waters Materials Related to Series #20WITT

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#20WITT

'20 BOWMAN CHROME BOBBY WITT JR. AUTOGRAPHS ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $9,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

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#20WITT

'20 BOWMAN CHROME BOBBY WITT JR. AUTOGRAPHS ROOKIE CARD

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$4.50
Number of Shares	2,000
Initial Offering Market Cap.	$9,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Baseball
Professional League	MLB
Player	Bobby Witt Jr.

#20WITT | $9K

SIMILAR ASSET SALES TRADING ON RALLY

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

+748.5%
COMPARABLE ASSET VALUE CHANGE SINCE 09/01/2020

30
TRANSACTIONS SINCE 09/01/2020

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The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Sale Date	Sale Price	Source/ Sale Venue
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	9/1/2020	$825.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	9/11/2020	$921.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	11/17/2020	$1,075.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	12/2/2020	$825.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	12/30/2020	$1,175.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	1/17/2021	$1,300.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	1/20/2021	$1,250.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	1/28/2021	$1,226.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	2/10/2021	$1,525.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	2/15/2021	$1,550.00	eBay

Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/25/2021	$3,765.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/26/2021	$3,100.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/28/2021	$3,175.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/31/2021	$3,405.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	4/1/2021	$2,650.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	4/1/2021	$3,405.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	6/3/2021	$2,324.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	6/30/2021	$2,999.99	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	7/5/2021	$2,950.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	7/21/2021	$3,000.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	8/22/2021	$3,000.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	9/20/2021	$3,550.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	10/9/2021	$3,550.00	MySlabs
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	10/13/2021	$3,200.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	1/9/2022	$4,350.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	2/15/2022	$4,000.00	MySlabs
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/18/2022	$7,000.00	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/28/2022	$6,605.76	eBay
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	3/29/2022	$6,000.00	MySlabs
Bowman Chrome Bobby Witt Jr Prospect Auto Refractor #CPABWJ (PSA 10)	4/3/2022	$7,000.00	eBay

"As a player, he's one of the best I've ever seen here in Kansas City."

SALVADOR PEREZ

2015 World Series MVP

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#20WITT

'20 BOWMAN CHROME BOBBY WITT JR. AUTOGRAPHS ROOKIE CARD

After winning the World Series in 2015, the Royals have struggled through six-straight losing seasons. But in 2022, fans from across the MLB will be formally introduced to Bobby Witt Jr. on an MLB diamond. Considered by many to be the best high school player in the country in 2019, the Royals drafted Witt Jr. 2nd overall. The 21-year-old No. 1 overall prospect impressed during 2022 spring training with a .406 batting average, earning the starting job as the youngest position player in Royals history to debut on opening day. #20WITT is a 2020 Bowman Chrome Bobby Witt Jr. Autographed Rookie Card graded PSA 10, from a print-run of 499.

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#20WITT | *Visuals*

Former Mariners coach Rusty Kuntz had a front-row seat to Ken Griffey Jr.'s rookie season and believes Witt Jr. possesses the same remarkable talent.

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COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES 2020 BOBBY WITT JR. ROOKIE CARD

Investment Overview

•Upon completion of the Series #20WITT Offering, Series #20WITT will purchase a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10 for Series #20WITT (The “Series 2020 Bobby Witt Jr. Rookie Card” or the “Underlying Asset” with respect to Series #20WITT, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum. Topps acquired their competitor, Bowman, in 1956.

•Bobby Witt Jr. is a professional baseball player making his rookie debut for the Kansas City Royals in 2022. Prior to the 2022 season, Witt Jr. was ranked first overall on the prospect rankings by the MLB and Baseball Prospectus.

•The Underlying Asset is a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10.

Asset Description

Overview & Authentication

•Bobby Witt Jr. was born on June 14, 2000, in Colleyville, Texas.

•Attending Colleyville Heritage High School, Witt played 42 games during his senior season, batting .482, hitting 15 homeruns, and recording 55 RBI’s.

•Witt Jr. was drafted 2nd overall in the 2019 MLB June Amateur Draft by the Kansas City Royals.

•In 2021, playing in AA and AAA in the Royals farm system, Witt played 124 games, batting .290, hitting 33 homeruns, and stealing 29 bases.

•According to MLB.com: “The Royals invited MLB's No. 1 prospect, Bobby Witt Jr., to big league camp this spring and told him the best opportunity to win a roster spot on Opening Day was to show that he can handle third base and let his talent shine. With two Cactus League games to go, the 21-year-old phenom has done all that and more.”

•Royals General Manager J.J. Picollo said Witt has played “exceptionally well” during Spring Training, going on to say: “I don’t know if we can ever say a player doesn’t have anything left to prove -- the great ones continue to get better. But he’s done a lot of really, really good things for the second year in a row in Spring Training.”

•After finishing spring training with a .406 batting average, 11 runs, 8 RBIs, and a trio of homeruns in just 32 at-bats, Witt Jr. was named the Royals starting third baseman.

•Jon Heyman reported on April 2, 2022, that Witt has made the Royals opening day roster.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 53707592.

Notable Features

•The Underlying Asset is a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10.

•The Underlying Asset is 1 of 47 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card examples graded PSA 10 with 0 graded higher.

•The Underlying Asset comes from a print-run of 499.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2020 Bobby Witt Jr. Rookie Card
Sport	Baseball
Professional League	MLB
Player	Bobby Witt Jr.
Team	Kansas City Royals
Year / Season	2020
Memorabilia Type	Trading Card
Manufacturer	Bowman
Rarity	1 of 47 (PSA 10)
Print-run	/499
Number in Set	#CPABWJ
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	53707592

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2020 Bobby Witt Jr. Rookie Card going forward.